Renminbi Working Capital Loan Contract

Contract No.: 2011 LI SHANG LIU DAI NO.028

Borrower (Party A): Guangzhou Xinchen Water Co., Ltd.
Domicile: Room 702 PR Business Building, No.584,Yingbin Road, Dashi Road Section, Guangzhou
Post Code: 510000
Legal Representative (Leader): HU Xiaohua
Fax: 020-84782867         Tel: 020-84782867

Lender (Party B): China Construction Bank Co., Ltd. Guangzou Liwan Sub-branch
Domicile: One of No. 304 Zhongshan 7th Road, Guangzhou  Post Code: 510170
Responsible Person: ZHANG Yiping
Fax: 83015032                     Tel: 81341049

Whereas Guangzhou Xincheng Water Co., Ltd. demands working capital to meet its routine operation, Party A applies to Party B for loan and Party B agrees to release loan to Party A. This Contract is concluded in accordance with the relevant law and regulations through mutual consultation of Party A and Party B for both Parties to abide by.

Article 1 Amount
Party A applies for borrowing a loan from Party B with a mount (in words) CNY 15 million Only.

Article 2  Purpose and Repayment Source
Party A should use the loan for the purpose of circulation in routine production and operation.

For the specific purpose and repayment source of the loan under the Contract, please refer to Appendix 1 “Basic Information of the Loan”.

Article 3 Loan Term
The Contract specifies the loan term as Three Years commencing from      , 2011  to      2014..

Should there be any discrepancy between the commencement date of the loan under the Contract to the redeposit certificate (the Loan Receipt, the same below), the actual advance date as specified in the redeposit certificate at the first loan advance shall prevail. The maturity date of the loan as specified in Article 1 of the Contract shall be adjusted correspondingly.

The loan redeposit certificate shall be an integral part of the Contract and hold the equal legal force of the Contract.

Article 4  Loan Interest Rate, Default Interest Rate and Interest Settlement
I. Loan Interest Rate

The interest rate of the loan under the Contract is annual interest rate which is specified in the following (III):

(I) Fixed interest rate, i.e.  /  %; in the whole loan term, the interest rate shall retain unchanged;

(II) Fixed interest rate, i.e. base rate  /  as at the value date (to choose “ascend” or “descend ”)  /  %; and the interest rate shall retain unchanged within the loan term;

(III) Floating rate, i.e. to ascend (to choose “ascend” or “descend ”) 15 % of benchmark  interest rate over the same period in People 's Bank of China at the value date. The base rate shall be subject to adjustment as at the very date of the rate adjustment and the aforesaid ascending/descending rate every 12 months from the value date to the date of repayment of all the interest under the Contract. The rate adjustment date is the corresponding date of the value date in the very month of adjustment; should there be no corresponding date of the value date, the last day of the very month is the rate adjustment date.

(IV)   /

II. Default Interest Rate
(I) Should Party A fail to use the loan according to the Contract, the default interest rate would ascend 100% of the loan interest rate. Should the loan interest rate be adjusted according to Article 1(III) of the Contract, the default interest rate would be adjusted correspondingly according to the loan interest rate after the adjustment and the aforesaid ascending rate at the same time.

(II) The overdue default interest rate of the loan under the Contract is 50% up of the loan interest rate. Should the loan interest rate be adjusted according to Article 1 (III) of the Contract, the default interest rate is adjusted correspondingly according to the loan interest rate after the adjustment and the aforesaid ascending rate.

(III) For the loan which becomes overdue and is diverted at the same time, double counted and collected default interest and compound interest should be chosen.

III. The value date in this article refers to the day when the loan initially provided under the Contract transferred to the designated loan account as specified in Article 6 of the Contract (hereinafter referred to “the Loan Account”).

When the loan is initially provided under the Contract, the base rate refers to the rate for loans of the same grade in the same period published by the People’s Bank of China on the value day; afterwards, when the loan interest rate is adjusted as stated above, the base interest rate refers to the interest rate for loans of the same grade in the same period published by the People’s Bank of China on the very day of adjustment; if the People’s Bank of China no longer publishes the interest rate for loans of the same grade in the same period, the base interest rate refers to the interest rate for loans of the same grade in the same period as inter-bank generally accepted or the general interest rate for loans of the same grade in the same period unless there is otherwise agreement by both Parties.

IV. The loan interest shall commence from the day when the loan is transferred to the designated loan account. The interest of the loan under the Contract shall be counted on daily basis: daily rate = annual rate/360. Should Party A fail to pay the interest on the interest settlement date as specified in the Contract, compound interest shall be counted commencing from the next day.

V. Interest Settlement
(I) For the loan with fixed interest rate, at the time of interest settlement, the interest shall be counted based on the contractual rate; for the loan with floating interest rate, the interest shall be counted based on the rate determined for the current period of various floating periods; should the interest rates float several times in a single interest settlement period, it is necessary to calculate the interest in every floating period first; the interest in the very settlement period is the total of the interest in different floating period on the interest settlement day.

(II) For the loan under the Contract, the interest to be settled based on the following 1:
1. Interest is settled on monthly basis and the interest settlement day has been specified as the 20th day of each month;

2. Interest is settled on quarterly basis and the interest settlement day has been specified as the 20th day of the last month of each quarter;

3.  /

Article 5  Loan Release and Payment
I. Preconditions for Loan Release
Unless Party A has entirely or partially given up, Party B shall not be obliged to release the loan until the following preconditions have been all sustainedly satisfied:

1. Party A has successfully completed all the procedures of approval, registration, delivery, insurance and other statutory means for the loan under the Contract;

2. Should any security be provided in the Contract, the security satisfying Party B’s requirements has come into force and retains effective sustainedly;

3. Party A has opened an account designated for loan withdrawal and repayment according to Party B’s requirements;

4. Party A has been never involved in any of the defaults as specified in the Contract;

5. There is no event taken place which may possibly endanger Party B’s credit under the Contract;

6. None of law, rules or regulations or competent authority ever prohibits or restricts Party B to release the loan under the Contract;

7. Party A’s financial indexes continuously comply with the “Financial Index Binding Clause” of Appendix 2 of the Contract;

8. Party A has submitted the relevant documentation prior to the loan release according to the Contract;

9. All the documentation submitted by Part A to Party B is legal, true, complete, accurate and valid, and complies with other requirements proposed by Party B;

10. Other preconditions:  /

II. Loan Draw-down Plan
Loan draw-down refers to Party A’s action of application for transfer the loan to the loan release account according to the Contract.

The draw-down plan is determined based of the following method_______:

(I) Loan draw-down plan is as follows:
1. ______________(DD/MM/YY), Amount_____________________________;
2. ______________(DD/MM/YY), Amount_____________________________;
3. ______________(DD/MM/YY), Amount_____________________________;

(II) Loan draw-down plan is as follows:
1. ______________(DD/MM/YY), Amount_____________________________;
2. ______________(DD/MM/YY), Amount_____________________________;
3. ______________(DD/MM/YY), Amount_____________________________;

(III) Payment application may be submitted at any time according to Party A’s practical demand.

(IV)  /

III. Party A should use the loan according to the loan application plan as specified in Article 2 unless there is Party B’s otherwise written consent; Party A must not bring forward, delay, divide or cancel loan payment.

IV. Should Party A use the loan in batches, the expiry of the loan term shall be determined according to Article 3 of the Contract.

V. Documentation Party A needs to submit
Both Parties A and B choose the following   (I)   [choose either (I) or (II) ] concerning Party A to submit the documentation:

(I) As long as comply with the following  (1) :

(1) The amount of single withdrawal must not exceed CNY 10 million while any single planned external payment under this withdrawal must not exceed CNY 10 million;

(2)  /
Party A should submit the following materials to Part B a least THREE working days before the single withdrawal:

(1)	Loan transfer voucher affixed with Party A’s seal and the payment settlement certificate affixed with Party A’s seal;
(2) Transaction materials (including but not limited to goods, labor, fund contracts, and/or invoices in paper or electronic form which can prove specific application of the loan);
                                                                                                                /

and other materials Party B demands Party A to furnish (including but not limited to the business licence, power of attorney, articles of association, general meeting or board meeting resolutions, etc. of Party A’s transaction counterpart).

2. Except the case as specified in above (1) or in Party B’s opinion after examining the aforesaid materials furnished by Party A that Party A’s self-payment as specified in VII of this Article is approved, Party A should submit the following materials to Party B at least THREE working days before the single draw-down:

(1) Loan application plan corresponding to the loan to be released (for the format of the loan application plan, refer to Appendix 3);

(2) The loan transfer voucher affixed with Party A’s seal;

and other materials furnished by Party A according to Party B’s requirement  (including but not limited to the business licence, power of attorney, articles of association, general meeting or board meeting resolutions, etc. of Party A’s transaction counterpart).

(II)
No matter what purpose the single draw-down is used for, Party A should submit the following materials to Party B at least     working day(s) before the single draw-down:

(1) The loan transfer voucher affixed with Party A’s seal and the payment settlement voucher affixed with Party A’s seal;

(2) Transaction materials (including but not limited to goods, labor, fund contracts, and/or invoices in paper or electronic form which can prove specific application of the loan);

                                                              /

and other materials furnished by Party A according to Party B’s requirement  (including but not limited to the business licence, power of attorney, articles of association, general meeting or board meeting resolutions, etc. of Party A’s transaction counterpart).

VI. Entrusted Payment by Party B
1. Applicable Conditions for Entrusted Payment by Party B
As long as a single draw-down complies with the following case (1), namely entrusted payment by Party B should be used, i.e. Party A irrevocably entrusts Party B to pay a certain amount of loan to Party A’s transaction counterpart, Party A must not pay the aforesaid amount of loan to its transaction counterpart or any other third Party by itself.

(1) The amount of a single draw-down exceeds CNY 10 million while any planned external payment under this draw-down exceeds CNY 10 million, and in Party B’s opinion after examination of the materials furnished by Party A that the payment complies with the explicit characteristics of the payee;

(2) Entrusted payment by Party B shall be adopted no matter how big the amount of the single draw-down is;

(3)                                                           /

2. In the case of entrusted payment by Party B, Party B shall transfer the loan fund to the loan release account, and then pay the money from the loan release account directly to the account designated by Party A’s transaction counterpart while Party A must not handle the loan fund in any way (including but not limited to transfer, withdrawal).

3. Party B conducts formal examination on payment amount, payment time, payee, payment method and the payment account against the materials submitted by Party A. After the formal examination of the aforesaid payment elements, in Party B’s opinion the examination result complies with Party B’s requirements, the loan fund shall be paid to Party A’s transaction counterpart. Once the loan fund enters the transaction counterpart’s account provided by Party A, it should be regarded that Party B has implemented the obligation involved in the entrusted payment. Party A should timely check whether the payment is successful within 1 working day after the payment day; and should immediately notify Party B if the payment fails. Party A should ensure that its transaction counterpart complies with the specific application of the loan and the transaction materials.

4. Party B’s formal examination of the aforesaid payment elements means neither Party B’s confirmation of the authenticity and law-compliance of the transaction nor Party B’s involvement in any dispute between Party A and its transaction counterpart or any other third party nor necessity for Party B to assume any of Party A’s liabilities or obligations. All the losses suffered by Party B arising from the entrusted payment action should be compensated by Party A.

5. Any failure in payment or timely payment of the loan fund to Party A’s transaction counterpart’s account due incomplete, untrue or incorrect information furnished by Party A or such information incompliant with the specific application of the loan or existing conflict in the information but not due to Party B’s fault shall be handled according to the following provisions:

(1) All the consequences aroused therefrom, including but not limited to all the losses arising from failure in payment or timely payment of the loan fund to Party A’s transaction counterpart’s account shall be assumed by Party A. Party B shall assume no responsibility. All the losses suffered by Party B therein shall be compensated by Party A;

(2) For this part of the loan fund, Party A must not dispose in any way (including but not limited to transfer, withdrawal);

(3) Party A should implement such obligations as submission of materials, correction of materials according to Party B’s requirements within FIVE working days;

                                                       /
Should Party A breach any of the above provisions, Party B is entitled to take back this part of the loan fund ahead of time.

6. Any risks such as failure, mistake, delay in loan fund payment, etc. resulted in not due to Party B’s default shall be borne by Party A and Party B shall assume no responsibility. All the losses suffered by Party B arising therefrom shall be compensated by Party A.

VII. Self Payment by Party A
A single draw-down not in compliance with the entrusted payment by Party B as described in Article 6.1 may be paid by Party A itself. That means after Party B has released the loan fund which Party A has applied for withdrawal to the loan release account, Party A shall pay to its transaction counterpart itself. Party A should ensure the transaction counterpart compliant with the specific application of the loan and transaction information.

VIII. No matter the entrusted payment by Party B or Self Payment by Party A has been used, as soon as the loan fund has entered the loan release account, Party B shall be regarded as having implemented the loan release obligation. Party A should ensure that loan release account in normal status (including but not limited to that the account has not been frozen by any competent authority). Such risks as the account being frozen, fund being withheld, responsibilities and losses occurred after the loan fund has entered the loan release account shall all be assumed by Party A. All the losses arising therefrom to Party B shall be compensated by Party A.

IX. Change of the Way of Payment
In any of the following cases, Party B is entitled to change the way of payment of the loan fund, including but limited to adjustment of the conditions applicable to the entrusted payment (such as adjustment of the standard of the amount specification for the entrusted payment), change of the way of payment for sing draw-down, etc.:

1. Party A has breached any of the provisions as specified in the Contract;

2. Any of the cases as specified in the Contract which may possibly endanger Party B’s creditor’s rights have taken place;

3. Other cases Party B considers necessary to change the way of payment of the loan fund.

If Party B has changed the way of payment, Party A should implement the obligations such as submitting new documentation, etc. according to the Contract and Party B’s requirements.

Article 6 Use and Supervision of the Account
I. Loan Release Account
1. Within  /  working days commencing from the date when the Contract comes into force and before the first release of the loan, Party A should open a specialized loan release account with Party B and the account shall be exclusively used for release and payment of all the loan under the Contract.

2. Other account Party A has opened with Party B (A/C No: 44001453101053002645).

II. Fund Return Account

1. Within FIFTEEN working days after the Contract comes into force, Party A should open a fund return account with Party A or uses the existing account with Party B (A/C No: 44001453101053002645) as the fund return account.

2. Party A should take a quarter (choosing “a month” or “a quarter”) as a period to regularly summarize and report the fund motion in the fund return account. Party A should summarize and report the fund incoming and outgoing in the fund return account in the previous period within the first TEN working days of each period.

3. Party B is entitled to manage the incoming and outgoing of the returned fund in the account. To be more specific, the fund return account should satisfy the requirements of the following     :

(1) Average fund stock in the account:
                 /

(2) Time of availability of the returned fund:
                 /

(3) Proportion of the amount entered into the account in Party A’s overall sales income:
                 /

(4) Amount limit per single external payment with the fund in the account:
                 /

(5) Amount limit of external payment per single day with the fund in the account:
                 /

(6) Limit to the contractual e-banking of the account:
                 /

(7) Any external payment with the fund in the account is subject to Party B’s approval;

(8) This account is exclusively used for fund return and repayment of the loan under the Contract and must not be used for any other purpose;

(9)                  /

(10) Other requirements proposed by Party B;

(11) Implementation of the relevant provisions in the account management agreement separately concluded by both Parties A and B.

Article 7 Repayment
I. Repayment Principle
Party A’s repayment under the Contract should be paid according to the following principle:

Party B is entitled to use Party A’s repayment first for repaying various expenses which should be paid by Party A but has been advanced by Party B according to the Contract and the expenses for which Party B exercises its creditor’s rights. The balance shall be repaid based on the principle of repayment of the interest first and then the principal and loan clearing with the principal and interests. However, for the loan whose principal has not been recovered after being overdue for more than ninety days, the loan whose interest has not been recovered after being overdue for more than ninety days, or the loan as otherwise specified in the law, rules or regulations, Party A should make repayment according to the principle of repayment of the interest first and then the principal after the aforesaid expenses have been repaid.

II. Interest Repayment
Party A should pay the due interest to Party B on the interest settlement day. The first interest payment day is the first interest settlement day after the loan is released. At the time of the final repayment, the loan shall be cleared with the principal and interests

III. Repayment Plan
The repayment plan shall be determined based on the following method 2 .
1. ______________(DD/MM/YY), Amount_____________________________;
2. ______________(DD/MM/YY), Amount_____________________________;
3. ______________(DD/MM/YY), Amount_____________________________;
3. ______________(DD/MM/YY), Amount_____________________________;
4. ______________(DD/MM/YY), Amount_____________________________;
5. ______________(DD/MM/YY), Amount_____________________________;
6. ______________(DD/MM/YY), Amount_____________________________;
7. ______________(DD/MM/YY), Amount_____________________________;
8. ______________(DD/MM/YY), Amount_____________________________;
9. ______________(DD/MM/YY), Amount_____________________________;
10. ______________(DD/MM/YY), Amount_____________________________;
11. ______________(DD/MM/YY), Amount_____________________________;
12. ______________(DD/MM/YY), Amount_____________________________;
13. ______________(DD/MM/YY), Amount_____________________________;
14. ______________(DD/MM/YY), Amount_____________________________.

(II)                                                    /

IV. Way of Repayment
Party A should get enough ready for repayment in the current period in the fund return account or other account opened with Party B before the repayment day as specified in the Contract and transfer the fund for repaying the loan (Party B is also entitled to transfer the fund from the account for repaying the loan), or transfer fund from other account for repaying the loan on the repayment day as specified in the Contract.

V. Advance Repayment
Party A desirous to make advance repayment must submit written application to Party B FIVE working days in advance. Party A may make advance repayment of partial or entire principal upon approval of Party B.

In advance repayment, Party A should, in addition, calculate the interest based on the days of actual use of the loan and the loan interest rate as specified in the Contract.

If Party B approves Party A to repay the principal in advance, Party B is entitled to charge compensation from Party B and the compensation amount shall be determined based on the rate as stated in the following 2:

1. Amount of compensation = amount of advance repayment× / ‰, for any number of day(s) less than one month will be counted as one month;

2. Exemption from compensation for advance repayment
If Party A makes repayment in batches and partial principal is repaid ahead of time, the repayment should be made in reverse order to the repayment plan. After the advance repayment is made, the interest of the outstanding part shall be based on the rate as specified in the Contract.

Article 8  Party A’s Rights and Obligations
I. Party A’s Rights
(I) entitled to ask Party B to release the loan according to the Contract;

(II) entitled to use the loan according to the application as specified in the Contract;

(III) entitled to apply to Party B for extension of the loan under the conditions as specified in the Contract;

(IV) entitled to ask Party B to keep confidential the financial information and business secret in respect of the production and operation submitted by Party A unless there is otherwise provision in the law, rules and regulations, or otherwise requirements of the competent authorities or otherwise arrangement by both Parties;

(V) entitled to refuse Party B’s and its staff’s demand for bribery. For the aforesaid action or Party B’s action breaching the law and regulations concerning the loan interest rate, service charge rate, etc., Party A is entitled to report to the competent authority.

II. Party A’s Obligations
(I) Obliged to withdraw the loan fund according to Contract and fully pay up the principal and the interest according to the Contract and bear various expenses as specified in the Contract.

(II) Obliged to submit its financial and accounting data, production and operation information, etc., including but not limited to submission of the balance sheet as at the end of the previous quarter and the income statement ended at the previous quarter (statement of incoming and outgoing for an institution) within the first five working days of the first month of each quarter, and timely submission of the cash flow statement of the current year at the end of a year, ensure the information submitted legal, authentic, complete, accurate and valid, never submit false materials or hide important financial facts;

(III) Should Party A be involved in any significant unfavorable event which may affect its solvency or other condition that may endanger Party B’s creditor’s right, or make any change in the registration data with the authority of industry and commerce, including the company name, legal representative (responsible person), domicile, business scope, registered capital, articles of association, etc., Party A should notify Party B in writing within 3 working days after the event has taken place and the relevant materials after the change should be attached;

(IV) Party A should use the loan for the purposes as specified in the Contract, must not misappropriate or divert the loan or use the loan for illegal or deregulation based transactions, must not apply the loan for investment in fixed assets, equity, etc., must not use the loan for production and operation in the fields or for the purposes prohibited by the government, must not use the loan for displacing the liabilities arising from Party A’s investment in fixed assets, equity, etc.; support and accept Party B’s inspection and supervision over its production, operation and financial activities, etc.. support and accept Party B’s requirements concerning its post-loan management; must not draw out the capital illegally, divert the assets or avoid the liabilities to Party B by means of related transactions; must not extract bank fund or credit line by making use of false contract with the related party or such creditor’s right as notes receivable but without actual trading background, accounts receivable, etc.; Party A should pay the loan fund according to the Contract and must not avoid Party B’s entrusted payment by means of breaking up the whole into parts, etc.

(V) Party A should observe the regulations of the central government concerning the environmental protection in carrying out production and manufacture with the loan under the Contract;

(VI) Party A must not offer guarantee to any third party with the assets formed with the loan under the Contract without Party B’s prior written consent before repayment of all the principal and interest of the loan to Party B;

(VII) Should Party A be a group company, it should timely report its related transactions taking more than 10% of its net assets to Party B, including: (1) the related relationship of all the transaction parties; (2) transaction items and nature; (3) amount of the transaction or the corresponding proportion; (4) pricing policy (including the transaction without amount or only with symbolic amount);

(VIII) Party A must get Party B’s written consent if it conducts such important activities as consolidation, separation, equity assignment, external investment, substantial increase of liability based financing, etc. However, Party B’s written consent shall not affect Party B’s right of taking remedy according to the Contract when in its opinion the aforesaid activity may endanger the safety of Party B’s creditor’s right;

(IX) In case Party A has used the self payment, Party A should submit a summary report on the loan application and payment to Party B every month. Party A submit a summary report on the loan application and payment of the previous month to Party B within the first ten working days of each month and submit a list of loan applications until the whole loan has been repaid entirely. For the format of the summary report, refer to Appendix 4.

Article 9  Party B’s Rights and Obligations
I. Party B is entitled to ask Party A to repay the principal, interest and charges of the loan in a timely way; is entitled to conduct management and control over the payment of the loan fund; is entitled to conduct dynamic supervision over Party A’s overall cash flow; is entitled to recover the loan ahead of time based on Party A’s fund return conditions; is entitled to exercise other rights as specified in the Contract and ask Party A to exercise other obligations under the Contract;

II. Party B is entitled to participate in Party A’s wholesale financing (i.e. a wholesale financing with total amount exceeding CNY_____ million or equivalent amount in other currency), sales of assets, merger, separation, joint stock reform, bankruptcy, liquidation, etc. in order to safeguard Party B’s creditor’s right. For the specific way of such participation, refer to the following  / ;

1. Party A should get Party B’s written consent before carrying out any of the aforesaid activities;

2. Party B shall arrange any wholesale financing for Party A;

3. Party A should comply with the following provisions in term of price and buyer in sales of its assets:
                    /

4.                           /

5. Other measures which should be taken in Party B’s opinion.

III. The loan shall be released according to the Contract unless the loan release fails or is delayed due to Party A’s fault or other fault not attributable to Party A;

IV. The financial information and business secret in connection with production and operation furnished by Party A should be kept confidential except that there is otherwise provisions of law and regulations, otherwise requirement by the competent authority or otherwise agreement between the two Parties;

V. Party B must not ask Party A and its staff for bribe or extortion or accept its bride;

VI. Party B must not be in bad faith or perform any action harmful to Party A’s legal interest.

Article 10 Liability for Breach of Contract and Remedy to the Situation of  Endangering Party B’s Creditor’s Right

I. Party B’s Defaults and Liability for Breach of Contract
(I) Should Party B fail to release the loan according to the Contract without right reason, Party A is entitled to ask Party B to proceed with the loan release according to the Contract;

(II) Should Party B have charged unlawful interest and/or charges from Party A against the law or regulations of prohibitory nature, Party A is entitled to ask Party B to return.

II. Party A’s Defaults
(I) Party A breaches any provision of the Contract or breaches any statutory obligation;

(II) Party A definitely expresses or its action shows that it shall not implement any obligation under the Contract.

III. Situation that may possible endanger Party B’s creditor’s right.

(I) In any of the following cases, in Party B’s opinion, it may endanger its creditor’s right under the Contract: Party A has been involved in contract, custody (taking over control), lease, joint stock reform, decrease of registered capital, investment, joint operation, consolidation, merger, acquisition and reorganization, separation, joint venture, equity assignment, substantial increase of liability financing, application (being applied) for suspending business to bring up to standard, application for dissolution, being cancelled, application (being applied) for bankruptcy, change of the holding shareholder/actual controller or significant assets assignment, shut down, business closing, big amount of penalty fine imposed by competent authority, registration being revoked, business licence being revoked, being involved in serious legal dispute, serious difficulty in production and operation or deterioration of the financial position, decline of credit status, failure of the legal representative or the principal in performing duties;

(II) In any of the following cases, in Party B’s opinion, it may endanger its creditor’s right under the Contract: Party A fails to implement other due liabilities (including the due liabilities with institutions at different levels under China Construction Bank or any other third party), assignment of assets at low price or free of charge, reduction or exemption of a third party’s liabilities, neglecting in exercising creditor’s right or other rights, or offering guarantee to a third party; Party A’s financial indexes cannot continuously satisfy the requirements of “the binding article of financial indexes” as specified in Appendix 2; the fund in any of Party A’s accounts (including but not limited to the account under Party B’s supervision, such as the fund return account) experiences extraordinary fluctuation; Party A involved in serious cross default; the earning power of Party A’s principal business being weakened; application of the loan fund being abnormal;

(III) Party A’s shareholder abuses the company’s independent status of legal person or shareholder’s limited liabilities or escapes liabilities and in Party B’s opinion, it may endanger the safety of its creditor’s right under the Contract;

(IV) Any precondition for loan release as specified in the Contract has not been satisfied persistently;

(V) In one of the following cases occurred to the guarantor, in Party B’s opinion, it may endanger its creditor’s right under the Contract:

1. The guarantor has breached any provision or presentation in the guarantee contract and there exist any falseness, error or omission in the matters under the guarantee;

2. The guarantor has been involved in any such event as contract, custody (taking over control), lease, joint stock reform, decrease of registered capital, investment, joint operation, consolidation, merger, acquisition and reorganization, separation, joint venture, equity assignment, substantial increase of liability financing, application (being applied) for suspending business to bring up to standard, application for dissolution, being cancelled, application (being applied) for bankruptcy, change of the holding shareholder/actual controller or significant assets assignment, shut down, business closing, big amount of penalty fine imposed by competent authority, registration being revoked, business licence being revoked, being involved in serious legal dispute, serious difficulty in production and operation or deterioration of the financial position, decline of credit status, failure of the legal representative or the principal in performing normal duties, which may affect the guarantor’s ability to provide the guarantee;

3. Other conditions which may lose or possibly lose the ability to provide the guarantee;

(VI) In any of the following cases concerning mortgage or pledge, in Party B’s opinion, it may endanger the safety of its creditor’s right under the Contract;

1. The assets under the mortgage or pledge have been damaged, lost or deteriorated due to a third party’s action, being requisitioned, confiscated, recovered without compensation, removed by the government, or change of the market situation or any other reason;

2. The assets under the mortgage or pledge have been sealed up, detained, frozen, deducted, detained, auctioned, under supervision by the administrative authority or involved in dispute on the ownership;

3. Mortgager or pledger has breached any provision or presentation in the mortgage contract or pledge contract and there exist any falseness, error or omission in the matters under the mortgage or pledge;

4. Other conditions that may possibly endanger Party B’s realization of the mortgage or pledge;

(VII) False, ineffective, invalid, cancelled, revoked guarantee: The guarantor breaches the contract or explicitly expresses that or its action shows that the it shall not implement its guarantee responsibilities, or the guarantor has partially or entirely lost its guarantee ability, the collateral has got deteriorated and so on and so forth, in Party B’s opinion, it may endanger the safety of its creditor’s right under the Contract; or

(VIII) Other conditions that may endanger the safety of its creditor’s right under the Contract in Party B’s opinion.

IV. Party B’s Remedy
In any of the cases as specified in I or III of this article, Party B is entitled to exercise one or more rights as follows:

(I) Stop releasing the loan;

(II) Supplement conditions for loan release and payment;

(III) Change the way of loan payment according to the Contract;

(IV) Announce that the loan expires immediately and ask Party A to repay the principal, interest and charges of the liabilities both due and undue under the Contract immediately;

(V) Should Party A fail to draw down the loan according to the Contract, Party B is entitled to ask Party A to pay a penalty fine equal to __% of the amount failed to be drawn down according to the Contract and is entitled to refuse Party A to draw down the amount which has not been drawn down under the Contract;

(VI) Should Party A fail to use the loan for the purpose as specified in the Contract, Party B is entitled to charge the interest and compound interest based on the default interest rate and the way of interest settlement as specified in the Contract for the loan fund diverted by Party A from the date of using the loan for the purpose as specified in the Contract to the date when all the principal and interest have been paid off;

(VII) In case the loan is overdue, for the principal and interest which Party A has failed to pay in time (including the principal and interest of the loan which Party B has announced entirely or partially due ahead of time), Party B shall charge the interest and compound interest from the day of being overdue to the day when the principal and interest have been fully paid off. Loan being overdue refers to that Party A’s action of failing to pay off the loan in a timely way or failing to return the loan in batches according to the payment schedule as specified in the Contract.

Before expiry of the loan, for the interest Party A has failed to pay timely, Party B shall charge the compound interest based on the loan interest rate and way of interest settlement as specified in the Contract;

(VIII) Other remedies, including but not limited to:

1. Party B is entitled to transfer the corresponding amount in CNY or other currency from the account opened with China Construction Bank System without necessity to notify Party A in advance;

2. Exercising the rights under the guarantee;

3. Party B is entitled to ask Party A to provide new guarantee in compliance with Party B’s requirements for all the liabilities under the Contract;

4. Party B is entitled to refuse Party A to dispose the deposit with corresponding amount in the account opened by Party A with China Construction Bank System (including but not limited to the fund return account).

5. Termination of the Contract

Article 11  Other Clauses
I. Charges
All the charges in connection with the Contract and the guarantee under the Contract including that of law service, insurance, assessment, registration, custody, appraisal, notarization, taxation, technology, environmental protection, payment settlement service, etc. shall be borne by Party A unless there is otherwise provisions agreed by both Parties.

All the charges actually incurred from realization of Party B’s creditor’s right (including but not limited to legal costs, costs of arbitration, property preservation, business trip, execution, appraisal, auction, notarization, service, announcement, solicitor, etc.) shall be borne by Party A.

II. Application of Party A’s Information
Party A agrees Party B to ask People’s Bank of China and the loan credit investigation agency for approval of the established credit database or the concerned organization or department to inquire Party A’s credit status and agree Party B to furnish Party A’s information to the People’s Bank of China and loan credit agency for approval of the established credit database. Party A also agrees Party B to reasonably use and disclose Party A’s information to meet the business requirement.

III. Announcement for Collection
For the principal and interest of Party A’s loan remaining in arrears or other default, Party B is entitled to ask the competent department or unit to circulate a notice and entitled to announce for collection through news media.

IV. Effectiveness of the Evidence Recorded by Party B
Unless there is reliable and definite contrary evidence, Party B’s internal liability records concerning the principal, interest, expenses and repayment record, etc., documents and vouchers occurred in business process, including Party A’s withdrawal, repayment, interest payment, etc. prepared and retained by Party B, the records and vouchers from the process of Party B’s loan collection, shall compose evidences for valid certification of the relationship of claims and liabilities between Party A and Party B. Party A must not propose obligation due to that Party B has unilaterally prepared or retained the aforesaid records, documents, vouchers.

V. Retention of Rights
Party B’s rights under the Contract shall not affect and eliminate any rights it is entitled to as specified in the law, regulations and other contract. Any tolerance, extension of a time limit, privilege or postponed exercise of any right under the Contract for any default or delay action shall not be taken as giving up the right or interests under the Contract or permission or acceptance of any action of breaching the Contract, shall not restrict, stop and impede the continuous exercise of the right or exercise of any other rights, or cause Party B to assume any obligation and responsibility to Party A either.

VI. Should Party A owe other due liabilities to Party B in addition to the liabilities under the Contract, Party B is entitled to transfer a sum of money in CNY or other currency from the account opened by Party A with China Construction Bank System first used for repayment of any liability due and Party A agrees that it shall not propose any objection.

VII. Should change taken place in Party A’s communication address or way of contact, Party A should immediately notify Party B in writing; any loss arising from failure of timely notification shall be borne by Party A itself.

VIII. Collection of Accounts Payable
For Party A’s all accounts payable under the Contract, Party B is entitled to collect the corresponding amount in CNY or any other currency from the account opened by Party A with China Construction Bank System without prior notice to Party A. In case it is necessary to handle the procedures of exchange settlement or sale or foreign exchange trading, Party A is obliged to assist Party B in doing so and the exchange rate risk shall be borne by Party A.

IX. Dispute Settlement
Any dispute arising from the process of implementation of the Contract may be settled through consultation. Should no settlement be made through consultation, the dispute shall be settled through the following            .

1. A lawsuit may be submitted to the people’s court of the place where Party B is located.

2. An application may be submitted to          Arbitration Committee (the arbitration site is                    ). The arbitration shall be conducted according to the arbitration rules in force at the time of application for arbitration. The arbitration award shall be final and have binding force upon both Parties.

During the process of lawsuit or arbitration, the articles of the Contract not involved in the dispute must be still implemented.

Article 10  Conditions for the Contract to Come into Force
The Contract shall come into force upon being signed by both Parties’ respective legal representatives (responsible persons) or authorized representatives and affixed with the company seals.

The appendixes under the Contract shall form integral parts of the Contract and have the equal legal force as the Contract.

Article 11. The Contract is prepared in SIX copies.

Article 12. Miscellaneous

1. The article concerning way of dispute settlement of the Contract is revised as follows: Upon subscription of the Contract, both Parties shall handle the procedures with the Contract for notarial certificate with enforceable notarial force with the notary public office. Should Party A fail to repay the principal, interest and relevant expenses of loan within the time limit as specified in the Contract, Party A agrees Party B to submit application to the people’s court with the notarial certificate for compulsory execution. No matter whether the object for implementation is involved with any of Party A’s assets, Party A accepts the court’s decision on compulsory execution according to the law and gives up any right of defense;

For any dispute arising from the Contract for the reason other than the above paragraph, either Party may submit a lawsuit to the people’s court of the place where Party B is located.

Article 12 Declaration
I. Party A knows explicitly Party B’s business scope and limit of authority.

II. Party A has read all the articles of the Contract. Upon Party A’s requirements, Party B has made notes to the corresponding articles of the Contract. Party A has a good knowledge and full understanding of the meaning of all the articles of the Contract and the corresponding legal consequences.

III. Party A complies with the law, administrative regulations, rules and its articles of association or internal organization document in subscription of the Contract and implementation of the obligations under the Contract, and has got approval from the company’s internal competent organs and/or competent authorities of the government.

IV. Party A complies with the law and regulations in its production and operation;

V. Party A is competent for sustainable operation and has legal financial source for repayment;

VI. Party A commits that all the loan under the Contract is based on the real demand of the specific application of the loan and does not exceed its real demand scope.

VII. Both Party A and its holding shareholder have good credit status and have no material record of bad behavior.

VIII. Party B is entitled to entrust other branches of China Construction Bank to release the loan under the Contract and exercise and implement Party B’s rights and obligations under the Contract and Party A has no objection against this.

IX. Party A declares that there exists no action or condition against the law, rules and regulations concerning environmental protection, energy conservation and emission reduction in conclusion of the Contract, and commits that Party A shall strictly observe the law, rules and regulations concerning environmental protection, energy conservation and emission reduction and pollution reduction; should there exist any falseness or failure in execution of the aforesaid commitments, or Party A may possibly been involved in the risk of energy consumption or pollution, Party B is entitled to stop releasing the loan, or announce the principal and interest of the loan shall be due ahead of time, or take other measures in compliance with the Contract or allowed by the law.

Party A (Company seal)

Legal representative (responsible person) or
authorized representative (signature):

Date: September 30, 2011

Party B (Company seal)
Legal representative (responsible person) or
authorized representative (signature):

Date: September 30, 2011

Appendix 1:

Basic Information of the Loan

1. Specific Application of the Loan under the Contract:
To satisfy the demands of the working capital for the routine operation of Guangzhou Xinchen Water Co., Ltd.

Party A must not change the specific application of the loan without Party B’s written consent.

2. Repayment source for the loan under the Contract:
Operating income of Guangzhou Xinchen Water Co., Ltd.

Party A should ensure the repayment source real, legal and the repayment cash flow stable and sufficient.

3. Miscellaneous:
                                  /

Appendix 2:

Binding Clause of Financial Indexes

Party A’s financial indexes should continuously satisfy the following restrictions:

1. Within the valid term of the credit line, customer’s asset-liability ratio must not be higher than 50% for successively three months; otherwise we shall make timely judgment according to the practical conditions, reduce or even freeze the used credit line (in case there is residual credit line) until the credit customer has recovered financial status continuously.

2. Within the valid term of the credit line, a customer’s liquidity ratio must not be lower than 1 for successively three months. Otherwise, we shall make timely judgment based on the practical conditions, reduce or even freeze the used credit line (in case there is residual credit line) until the credit customer has recovered financial status continuously.

After notifying Party A FIFTEEN working days ahead of time, Party B is entitled to make amendment of the aforesaid restriction.

Appendix 3:

Loan Application Plan

Contract No.
Date of withdrawal
S/N	Planned Application	Amount of Advance Payment	Payee of the advance payment (if any)	Remarks
1
2
……
Total	CNY million (In Words: )
Name of the Borrower (Seal):

Appendix 4:

Summary of the Self-payments

Contract No.
Date of Submission
S/N	Practical Application	Payee	Amount	Certification materials	Is it a planned matter?
1
2
……
Total	CNY million (In Words: )
Name of the Borrower (Seal):
Conclusion of the internal examination	/s/ Wenge Fang Customer Manager (Signature):
/s/ Release and payment examiner (signature):

Notarial Certificate
(2011) YUE SUI GUANG ZHENG NEI JING ZI No. 118957

Applicant:
Party A: Guangzhou Xinchen Water Co., Ltd.
Legal Representative: HU Xiaohua
Party B: China Construction Bank Co., Ltd. Guangzou Liwan Sub-branch
Person in charge: ZHANG Yiping
Authorized Representative: LI Zhixiong

Matter for Notarization: Renminbi Working Capital loan contract and granting the Contract effectiveness of compulsory execution.

Both Parties A and B have submitted application to this notary public office for notarizing the attached Renminbi Working Capital Loan Contract and granting it effectiveness of compulsory execution.

Based on our verification both Parties A and B have unanimously concluded the attached Renminbi Working Capital Loan Contract. Both Parties A and B have the capacity for civil rights and the capacity of civil act according to the law in conclusion of the Contract and the representatives have the corresponding power of attorney.

Both Parties’ expression for conclusion of the Renminbi Working Capital Loan Contract is real; both Parties agree in the Contract that Party A is to borrow CNY Fifteen Million only from Party B and Party A shall repay the loan, including the principal and interest, in the way as specified in Contract; and agree at the same time that if Party A fails to repay the principal and interest of the loan, Party A shall accept the compulsory execution of the judgment of the people’s court with jurisdiction. The Contract contents are specific and explicit and neither Party has any doubt about the articles of the Contract. The guarantee under the Contract complies with the provisions of the relevant law.

Based on the aforesaid facts, this is to certify that HU Xiaohua, the legal representative of Guangzhou Xinchen Water Co., Ltd., and LI Zhixiong, the authorized representative of China Construction Bank Co., Ltd. Guangzou Liwan Sub-branch concluded the attached Renminbi Working Capital Loan Contract on September 30, 2011. The subscription action of both Parties’ authorized representatives complies with Article 55 of the General Principles of the Civil Law of the People’s Republic of China; the contents of the Contract comply with the Contract Law of the People’s Republic of China and the Guaranty Law of the People's Republic of China; the signatures of both Parties’ authorized representatives and the seals of both Parties affixed on the Contract are genuine.

In accordance with the relevant provisions of Civil Procedure Law of the People's Republic of China, Notarization Law of the People's Republic of China, and Joint Notice of the Supreme People's Court and the Ministry of Justice on the Issue of Notary Public Office of Granting the Documents of Creditor's Rights the Effectiveness of Compulsory Execution in Accordance with Law, commencing from the date of issuing this notarial certificate, this Notarial Certificate shall have the effectiveness of compulsory execution.

Guangzhou Notary Public Office
Guangzhou City, Guangdong Province, the People’s Republic of China

Notary Public: _________________(signature)
LI Guoying

Date: October 9, 2011